UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2017

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01        Entry into a Material Definitive Agreement

On December 21, 2017, Broadstone Net Lease, Inc. (the “Company”) entered into each of (i) a Second Amended and Restated Asset Management Agreement (the “Second Amended AMA”) by and among the Company,  Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), and Broadstone Asset Management, LLC (the “Asset Manager”), and (ii) a Third Amended and Restated Property Management Agreement (the “Third Amended PMA”) by and among the Company, the Operating Company and Broadstone Real Estate, LLC (the “Property Manager”). Each of the Second Amended AMA and Third Amended PMA were approved by the Company’s board of directors (the “Board”), including the Board’s committee of independent directors (the “IDC”). The terms of the each of the Second Amended AMA and Third Amended PMA are summarized below.

Second Amended AMA

The Second Amended AMA amends and restates in its entirety the Amended and Restated Asset Management Agreement, effective as of February 8, 2013 (the “First Amended AMA”), as amended by Amendment No. 1 (“AMA Amendment One”) to the First Amended AMA, effective as of June 30, 2015 (the First Amended AMA, as amended by AMA Amendment One, the “Prior AMA”).

Disposition Fees

The Second Amended AMA amends the disposition fee provisions of the Prior AMA to provide for separate fees payable to the Asset Manager in the event of (i) the sale of one or more of the Company’s properties and (ii) a transaction involving the sale or other disposition of the entire Company or all or substantially all of the Company’s assets.

The Second Amended AMA provides that, in exchange for disposition services provided in connection with the disposition of any individual property or properties, the Asset Manager will receive a fee (the “Property Sale Disposition Fee”) equal to 1.0% of the gross sales price received by the Operating Company for any such disposed of property.

The Second Amended AMA also provides that, in the event of any Disposition Event (as defined below), the Operating Company will pay the Asset Manager a fee (“Disposition Event Fee”) equal to 1.0% of the Aggregate Consideration (as defined below) received in connection with such Disposition Event. The Second Amended AMA provides that no Disposition Event Fee will be paid solely in connection with a listing of the Company’s common stock or other equity securities of the Company on a securities market or exchange, and that the Asset Manager will never be entitled to receive both Property Sale Disposition Fees and a Disposition Event Fee in connection with a Disposition Event.

The Second Amended AMA defines a “Disposition Event” as (i) the acquisition by any person of direct or indirect beneficial ownership of all or substantially all of the Company’s outstanding common stock or outstanding ownership interests in the Operating Company, (ii) any merger, consolidation or other similar transaction in which the Company is merged with or into, or otherwise acquired by, another entity, or (iii) the direct or indirect sale of all or substantially all of the assets of the Company or the Operating Company.

The Second Amended AMA defines “Aggregate Consideration” as, with respect to a Disposition Event, the aggregate consideration, including cash, assumed debt, and the value (as determined by the IDC) of any securities paid or issued to the Company or its stockholders in connection with such Disposition Event, net of (i) all fees and transaction expenses and (ii) the value of all cash held by the Company (and the Operating Company) as of the time of the Disposition Event.

Term

The Second Amended AMA amends the Prior AMA to extend the recurring term of the agreement from one year to three years.

The Second Amended AMA is effective as of January 1, 2018 and will continue in effect until December 31, 2018, unless earlier terminated pursuant to its terms (as discussed below). On January 1, 2019, the Second Amended AMA will automatically renew for successive additional three year terms (each, a “AMA Renewal Term”), with each AMA Renewal Term commencing on January 1st of the first calendar year of each AMA Renewal Term and ending on December 31st of the third calendar year of each AMA Renewal Term, subject to earlier termination (as discussed below).

Termination

The Second Amended AMA amends the Prior AMA to clarify the termination provisions and to conform the termination provisions to the AMA Renewal Term and the addition of the Disposition Event Fee.

The Second Amended AMA provides that it may be terminated (i) immediately by the IDC for Cause (as defined below), (ii) by the IDC, upon 30 days written notice to the Asset Manager, in connection with a change in control of the Property Manager, (iii) by the IDC, by providing the Asset Manager with written notice of termination not less than one year prior to the last calendar day of any AMA Renewal Term (i.e., December 31st of the third fiscal year of any AMA Renewal Term), and (iv) by Asset Manager upon written notice to the Company not less than one year prior to the last calendar day of any AMA Renewal Term. In addition, the Second Amended AMA provides that it will automatically terminate in the event of a Disposition Event.

The Second Amended AMA revised and expanded the Prior AMA’s definition of “Cause” to include: (i) fraud, gross negligence or breach of fiduciary duty by the Asset Manager or its affiliates in connection with the performance of the Second Amended AMA, (ii) willful misconduct by the Asset Manager or its affiliates which could reasonably be expected to materially adversely affect the Company’s good name, reputation or business, (iii) any material violation of the Second Amended AMA by the Asset Manager that, after written notice thereof, is not cured within 30 days, (iv) the Asset Manager’s voluntary or involuntary bankruptcy or insolvency, or (v) any affiliate of the Asset Manager being convicted of or pleading “guilty” or “no contest” to a felony in connection with the performance of the Asset Manager’s duties which could reasonably be expected to materially adversely affect the Company’s good name, reputation or business.

Key Person Event

The Second Amended AMA amends the Prior AMA to include the new concept of a Key Person Event (as defined below). Upon a Key Person Event, the Asset Manager will have a period of 60 days to present to the IDC two individuals to serve as Chairman and Chief Executive Officer (or comparable executive positions with substantially the same responsibilities) of the Property Manager (such individuals, “Replacement Nominees”). Upon receipt of the Replacement Nominees, the IDC will have a period of up to six months (the “Review Period”) to consider the Replacement Nominees and to reasonably request additional information regarding the Replacement Nominees. If, prior to the expiration of the Review Period, (i) the IDC elects not to approve the Replacement Nominees and (ii) the Asset Manager and the IDC have been unable, despite mutual good faith efforts, to agree upon suitable alternative individuals to appoint as the Chairman and Chief Executive Officer of the Property Manager, the IDC will have the right to terminate the Second Amended AMA upon written notice to the Asset Manager on or prior to the last day of the Review Period, with such termination effective 12 months from the date of such notice.

The Second Amended AMA defines a “Key Person Event” as any event or circumstance which results in both of Amy L. Tait and Christopher J. Czarnecki (or their respective successors and replacements, as approved by the IDC) no longer continuing to serve as the Chairman and Chief Executive Officer (or comparable executive positions), respectively, of the Property Manager for a continuous period of 60 days.

Termination Fees

Consistent with the Prior AMA, the Second Amended AMA provides that in the event that the Second Amended AMA is terminated (i) by the IDC in connection with a change of control of the Property Manager, or (ii) by the IDC by providing notice at least one year prior to the last calendar day of any AMA Renewal Term, the Operating Company will pay the Asset Manager a fee equal to three times the Asset Management Fee (as defined in the Second Amended AMA) to which the Asset Manager was entitled during the 12-month period immediately preceding the effective date of such termination (the “Termination Fee”).

The Second Amended AMA also provides that the Termination Fee is payable to the Asset Manager in the event that the Second Amended AMA is terminated (i) by the IDC in connection with a Key Person Event (as discussed above) or (ii) automatically upon a Disposition Event.

Indemnification

The Prior AMA only provided for the Company and the Operating Company to indemnify the Asset Manager and its affiliates. The Second Amended AMA amends the Prior AMA to provide reciprocal indemnification provisions, whereby the Asset Manager will indemnify and hold harmless the Company and the Operating Company from losses and liabilities to the extent that such losses and liabilities (i) are not fully reimbursed by insurance and (ii) are incurred by reason of the Asset Manager’s fraud, willful misconduct, gross negligence or reckless disregard of its duties under the Second Amended AMA.

Additional Amendments

In addition to the provisions described above, the Second Amended AMA amends the Prior AMA in order to (i) remove provision which by their terms are no longer applicable or effective, (ii) make clarifications and conforming changes, (iii) correct clerical errors and (iv) improve overall organization and readability.

The foregoing description of the Second Amended AMA is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the Second Amended AMA filed as Exhibit 10.1 hereto and incorporated herein by reference.

Third Amended PMA

The Third Amended PMA amends and restates in its entirety the Second Amended and Restated Property Management Agreement, effective as of December 31, 2007 (the “Second Amended PMA”), as amended by Amendment No. 1 (“PMA Amendment One”) to the Second Amended PMA, effective as of June 30, 2015 (the Second Amended PMA, as amended by PMA Amendment One, the “Prior PMA”).

Term

The Third Amended PMA amends the Prior PMA to extend the recurring term of the agreement from one year to three years.

The Third Amended PMA is effective as of January 1, 2018 and will continue in effect until December 31, 2018, unless earlier terminated pursuant to its terms (as discussed below). On January 1, 2019, the Third Amended PMA will automatically renew for successive additional three year terms (each, a “PMA Renewal Term”), with each PMA Renewal Term commencing on January 1st of the first calendar year of each PMA Renewal Term and ending on December 31st of the third calendar year of each PMA Renewal Term, subject to earlier termination (as discussed below).

Termination

The Third Amended PMA amends the Prior PMA to clarify the termination provisions and to conform the termination provisions to the PMA Renewal Term. The Third Amended PMA also amends the Prior PMA to include the concept of a Termination Event (as defined below), which concept mirrors the Disposition Event concept in the Second Amended AMA (as discussed above).

The Third Amended PMA provides that it may be terminated (i) immediately by the IDC for Cause (defined in the same manner as Cause is defined in the Second Amended AMA), (ii) by the IDC, upon 30 days written notice to the Property Manager, in connection with a change in control of the Property Manager, (iii) by the IDC, by providing the Property Manager with written notice of termination not less than one year prior to the last calendar day of any PMA Renewal Term (i.e., December 31st of the third fiscal year of any PMA Renewal Term), and (iv) by Property Manager upon written notice to the Company not less than one year prior to the last calendar day of any PMA Renewal Term. In addition, the Third Amended PMA provides that it will automatically terminate in the event of a Termination Event. The Third Amended PMA defines a Termination Event in the same manner as a Disposition Event is defined in the Second Amended AMA.

Key Person Event

The Third Amended PMA amends the Prior PMA to include the same Key Person Event concept and related termination rights of the IDC as are included in Second Amended AMA (as described above).

Additional Amendments

In addition to the provisions described above, the Third Amended PMA amends the Prior PMA in order to (i) remove provision which by their terms are no longer applicable or effective, (ii) make clarifications and conforming changes, (iii) correct clerical errors and (iv) improve overall organization and readability.

The foregoing description of the Third Amended PMA is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the Third Amended PMA filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amended and Restated Asset Management Agreement, effective as of January 1, 2018, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and Broadstone Asset Management, LLC

10.2	Third Amended and Restated Property Management Agreement, effective as of January 1, 2018, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and Broadstone Real Estate, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: December 21, 2017